SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

October 22, 2008

Date of Report

(Date of earliest event reported)

LKA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

             000-17106

               91-1428250

(State or other

 (Commission File No.)

    (IRS Employer I.D. No.)

Jurisdiction)

3724 47th Street Ct. N.W.

Gig Harbor, Washington  98335

(Address of Principal Executive Offices)

(253) 851-7486

Registrant's Telephone Number

N/A

 (Former Name or Former Address if changed Since Last Report)


          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act

         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act

         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

         Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

         Exchange Act (17 CFR 240.13e-4(c))


Item 1.02  Termination of a Material Definitive Agreement.

On October 22, 2008, Richmont Mines, Inc. (“Richmont”), provided LKA International, Inc., a Delaware corporation (the “Company”), with a Notice of Termination by which it advised the Company that Richmont had determined not to proceed with the Second Commitment Period under the Amended and Restated Letter Agreement between the parties (the “Letter Agreement”).  As a result, Richmont will relinquish all of its rights with respect to the Company’s Golden Wonder mine project and will terminate its Initial Commitment Period under the Letter Agreement as of October 31, 2008.

Under the Letter Agreement, within 15 months of the closing date thereof (the “Initial Commitment Period”), Richmont was required to expend $3 million to fund Option Expenditures (as defined in Section 3.3 of the Letter Agreement), with the objective of advancing toward commercial production on the Company’s Golden Wonder property (the “Initial Commitment”).

Upon completion of the Initial Commitment funding, but before the expiration of the Initial Commitment Period, Richmont had the option to invest a further $3 million in Option Expenditures (the “Second Commitment”).  Through its delivery of the Notice of Termination, Richmont has elected not to exercise this option.  In addition, in the Notice of Termination Richmont advised the Company that it has expended more than the required Initial Commitment amount and the Company does not dispute this.

Item 9.01  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

             None.

         (b) Pro forma financial information.

             None.

         (c) Exhibits.

Description of Exhibit                       Exhibit Number

Notice of Termination

99.1

Press Release                                      99.2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LKA INTERNATIONAL, INC.

Date:   Oct. 24, 2008                                                  /s/ Kye A. Abraham

Kye A. Abraham, President